Exhibit 99.1

M2AD MANAGEMENT, INC.
Financial Statements
December 29, 2014
(With Independent Auditors' Report Thereon)

REPORT OF INDEPENDENT AUDITORS

To the Stockholder
M2AD Management, Inc.
Report on Financial Statements
We have audited the accompanying financial statements of M2AD Management, Inc., which comprise the balance sheet as of December 29, 2014 and the related statements of income, retained earnings, and cash flows for the fiscal year then ended, and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M2AD Management, Inc. as of December 29, 2014 and the results of its operations and its cash flows for the fiscal year then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Moss Adams LLP
Portland, Oregon
May 19, 2015

M2AD MANAGEMENT, INC.
Statement of Income and Retained Earnings

Fiscal Year Ended December 29, 2014
Sales	$5,470,182

Cost of sales	1,845,259

Gross profit	3,624,923

Operating expenses	(3,379,230)

Income from operations	245,693

Other income (expense)
Interest expense	(11,477)
Loss on disposal of assets	(7,354)
Other income	6,830
Total other income (expense)	(12,001)

Net income	233,692

Retained earnings, beginning of year	632,496

Stockholder distributions	(80,286)

Retained earnings, end of year	$785,902
 See accompanying notes.

M2AD MANAGEMENT, INC.
Balance Sheet

December 29, 2014
Assets
Current Assets
Cash and cash equivalents	$247,898
Inventories	41,073
Prepaid expenses and other current assets	4,225
Total current assets	293,196
Property and equipment, net	690,342
Goodwill	260,000
Other Assets
Deposits	11,464
Franchise fees, net	25,106
Loans fees, net	2,892
Total assets	$1,283,000

Liabilities and Equity
Current Liabilities
Accounts payable	$154,419
Unclaimed property payable	2,691
Accrued business taxes	45,837
Accrued wages	54,380
Accrued payroll taxes	13,010
401(k) contributions payable	2,165
Credit cards payable	9,067
Deferred rent	14,310
Current portion of long-term debt	99,271
Total current liabilities	395,150
Long-term debt, net of current portion	33,483
Asset retirement obligations	57,815
Total liabilities	486,448

Stockholder's Equity
Common stock (no par value, 50,000 shares authorized, 10,000 shares issued and outstanding)	10,650
Retained earnings	785,902
Total stockholder's equity	796,552
Total liabilities and stockholder's equity	$1,283,000
 See accompanying notes.

M2AD MANAGEMENT, INC.
Statement of Cash Flows

Fiscal Year Ended December 29, 2014
Cash Flows from Operating Activities
Net income	$233,692
Adjustments to reconcile to cash from operating activities:
Depreciation and amortization	72,983
Accretion of asset retirement obligations	3,782
Loss on disposal of assets	7,354
Deferred rent	(6,656)
Change in operating assets and liabilities:
Inventory	8,759
Prepaid expenses and other current assets	270
Accounts payable	8,506
Accrued business taxes	6,268
Accrued wages	27,181
Accrued payroll taxes	2,163
401(k) contributions payable	1,550
Credit cards payable	7,774
Net cash from operating activities	373,626

Cash Flows from Investing Activities
Purchase of fixed assets	(117,375)
Purchase of franchise rights	(15,000)
Net cash from investing activities	(132,375)

Cash Flows from Financing Activities
Repayments of long-term debt	(132,390)
Stockholder distributions	(80,286)
Net cash from financing activities	(212,676)

Net increase (decrease) in cash	28,575
Cash and Cash Equivalents, beginning of year	219,323
Cash and Cash Equivalents, end of period	$247,898

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$11,477
See accompanying notes.

Note 1—Summary of Significant Accounting Policies
M2AD Management, Inc. (the Company) was organized in the state of Washington in March 1993 and operates six Papa Murphy's Take ‘N’ Bake pizza stores in the state of Washington. The Company is wholly-owned by one stockholder.
Fiscal year - To match its operating cycle, the Company uses a 52 or 53 week fiscal year, ending on the Monday nearest to December 31. Fiscal year 2014 was a 52 week year.
Cash and Cash Equivalents - The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.
Inventories - Inventories consist primarily of food and packaging supplies used in the restaurant and are stated at the lower of first-in, first-out (FIFO) cost or net realizable value.
Property and Equipment - Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Leasehold improvements are amortized using the straight-line method over the shorter of the useful lives of the assets or the related lease term, including renewal options to the extent renewals are reasonably assured. Maintenance and repairs are charged to expense as incurred; expenditures for additions, improvements, and replacements are capitalized. Upon disposal of property and equipment subject to depreciation, the accounts are relieved of the related costs and accumulated depreciation and resulting gains and losses are reflected in the statement of income. The Company reviews the carrying value of property and equipment for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable.
The Company recognized no impairment of property and equipment assets for the fiscal year ended December 29, 2014.
Goodwill - Goodwill arises from business combinations and represents the excess of the purchase consideration transferred over the fair value of the net assets acquired. The Company evaluates the carrying value of goodwill annually and any time events occur or circumstances change that would more likely than not reduce the fair value of the reported assets below their carrying amount. The Company assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that the fair value of a reporting unit is more likely than not less than its carrying amount. As of December 29, 2014, management concluded there was no impairment.
Intangible Assets - Intangible assets consist of franchise rights and a non-compete agreement. The franchise rights and non-compete agreement have definite and determinable lives and are being amortized over periods ranging from five to ten years using the straight-line method. The Company assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that the fair values of intangible assets are more likely than not less than their carrying amount. As of December 29, 2014, management concluded there was no impairment.
Amortization expense for the fiscal year ended December 29, 2014 was $11,909.
Asset Retirement Obligations (ARO) - AROs are primarily associated with leasehold improvements which, at the end of a lease, the Company is obligated to remove in order to comply with the lease agreement. At the inception of a lease with such conditions, the Company records an ARO liability and a corresponding capital asset in an amount equal to the estimated fair value of the obligation. Fair value is estimated based on a number of assumptions requiring management's judgment, including removal costs, inflation rates, and discount rates in effect at the time the lease is signed. Over time, the obligation is accreted to its projected future value, and upon satisfaction of the ARO conditions, any difference between the recorded ARO liability and the actual retirement costs incurred is recognized as an operating gain or loss in the statement of income and retained earnings. As of December 29, 2014, the Company had an ARO liability of $57,815.
Revenue Recognition - Retail sales from restaurants· are recognized as revenues when the product is purchased by the customer.
Income Taxes - The Company, with consent of its stockholder, has elected to be taxed under Subchapter S of the Internal Revenue Code (IRC) for both federal and state tax purposes. In lieu of corporation income taxes, the stockholders of a S-corporation are taxed on their proportionate share of the Company's taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements.
The Company applies applicable authoritative accounting guidance related to the accounting for uncertain tax positions. The impact of uncertain tax positions would be recorded in the Company's financial statements only after determining a more likely than not probability that the uncertain tax positions would withstand challenge, if any, from taxing authorities. As of December 29, 2014, the Company had no uncertain tax positions. Generally, the Company is subject to income tax authorities for three years from the filing of a tax return.
Distributions to Stockholder - The Company customarily makes payment on a regular basis to the stockholder to pay estimated personal federal income tax liabilities generated by the operations of the Company, which is accounted for as distributions. The stockholder also receives other distributions from time to time.
Advertising - Advertising costs are expensed as incurred and were $284,726 for the fiscal year ended December 29, 2014.
Rent expense - Rent expense for the Company's leases, which generally have escalating rental payments over the term of the lease, is recorded on a straight-line basis over the lease term. The lease term includes renewal options that are reasonably expected to be exercised and begins when the Company has control and possession of the leased property, which is typically before rental payments are due under the lease. The difference between the rent expense and rent paid is recorded as deferred rent.
Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Company's financial statements and accompanying notes. Actual results may differ from those estimates.
Note 2—Property and Equipment
Property and equipment are comprised of the following at December 29, 2014:

2014
Restaurant equipment and fixtures	$636,714
Leasehold improvements	599,325
Vehicles	89,008
1,325,047
Less accumulated depreciation	(634,705)
Total	$690,342
Depreciation expense was $61,074 for the fiscal year ended December 29, 2014.
Note 3—Long-term Debt
Long-term debt consists of the following at December 29, 2014:

2014
Note payable to Boeing Employees Credit Union (BECU), payable in monthly installments of $8,671, including interest at 5.25%, final payment due November 2016, collateralized by primarily all assets of the Company:	$132,754
132,754
Less current portion	(99,271)
$33,483
Maturities of long-term debt are as follows:

2015	$99,271
2016	33,483
$132,754

Note 4—Commitments and Contingencies
As of December 29, 2014, the Company leased six store locations under operating leases that expire between May 2015 and November 2019, and include escalation clauses during the terms of the leases. Future minimum payments under these non-cancelable leases are as follows:

Fiscal Years	2015	$232,497
	2016	238,821
	2017	245,317
	2018	244,720
	2019 and thereafter	211,415
		$1,172,770
Rent expense totaled $297,512 for the fiscal year ended December 29, 2014.
Note 5—Employee Benefit Plans
The Company maintains a salary deferral plan under the provision of Section 401(k) of the Internal Revenue Code, whereby participating employees may defer a portion of their gross wages. The Company provides a matching contribution under the plan. Company matching contributions were $18,180 for the fiscal year ended December 29, 2014.
Note 6—Subsequent Events
Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company's financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are issued.
The Company has evaluated subsequent events through May 19, 2015, which is the date the financial statements were available to be issued.
During 2014, the Company agreed to sell substantially all assets of the Company to Papa Murphy's Company Stores, Inc., the parent entity of Papa Murphy's International, LLC, the Franchisor. The Company completed the sale on March 9, 2015.